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Exhibit 10.10

AGREEMENT

        This AGREEMENT (this "Agreement") is made and entered into as of [                        ], 2005, by and between Discovery Holding Company, a Delaware corporation (the "Company") and John C. Malone ("Stockholder").

RECITALS

        A.    Liberty Media Corporation ("Liberty"), the ultimate parent corporation of the Company prior to the distribution of all of the capital stock of the Company to the stockholders of Liberty (the "Distribution").

        B.    In connection with the Distribution, holders of common stock of Liberty will receive shares of Series A Common Stock, par value $.01, of the Company ("Company Series A Common Stock"), and shares of Series B common stock, par value $.01, of the Company (the "Company Series B Common Stock"; together with the Company Series A Common Stock and the Company Series C Common Stock (as defined below), if and when issued, the "Common Stock").

        C.    In the Distribution, it is anticipated that the Stockholder will receive approximately 10.37 million shares of Company Series B Common Stock.

        D.    It is also anticipated that the Stockholder will receive or otherwise be granted non-transferable options to purchase shares of Company Series B Common Stock (the "Company Series B Options," which term will include any options pursuant to which the holder may elect to acquire shares of Company Series B Common Stock or Company Series A Common Stock).

        E.    The Board of Directors of the Company ("Company Board") has requested that Stockholder enter into this Agreement, and Stockholder is willing to enter into this Agreement.

AGREEMENTS

        In consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1.     Definitions. As used herein, capitalized terms shall have the meanings set forth below or elsewhere in this Agreement (terms defined in the singular shall have the same meanings when used in the plural and vice versa):

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such first Person.

        A "Change of Control of the Company" will be deemed to have occurred upon any Person (other than Stockholder, a Stockholder Affiliate or a Permitted Stockholder Transferee) becoming the beneficial owner of equity securities of the Company representing 50% or more of the voting power of the outstanding capital stock of the Company.

        "Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Board" has the meaning set forth in the recitals to this Agreement.

        "Company Control Transaction" means any transaction (including, without limitation, a merger, tender offer or other business combination) that, if consummated, would result in a Change in Control of the Company.

        "Company Series A Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Company Series B Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Company Series B Options" has the meaning set forth in the recitals to this Agreement.

        "Company Series C Common Stock" means the Series C common stock, par value $.01 per share, of the Company.

        "Control" means the direct or indirect power to direct, or cause the direction of, the management and policies of any Person, whether through the ownership of voting securities, by contract, by membership or involvement in the board of directors, management committee or other management structure of such Person or otherwise.

        "Controlled Affiliate" means, with respect to any Person, any Affiliate of such Person which such Person possesses the affirmative power to Control.

        "Distribution" has the meaning set forth in the recitals to this Agreement.

        "Distribution Date" means the date on which the Distribution occurs.

        "Hedge" means any swap, hedge or similar arrangement or transaction that Transfers, in whole or in part, any of the economic consequences of ownership of a security.

        "Immediate Family" means, with respect to any natural Person, the spouse, the siblings (by birth or adoption), and any lineal ascendants and descendants thereof and of the spouse and siblings (by birth or adoption) thereof, and the estate or heirs of any of the foregoing.

        "Liberty" has the meaning set forth in the recitals to this Agreement.

        "Permitted Stockholder Transferee" means any entity (i) the equity securities of which are listed or traded on a national securities exchange or market, (ii) Stockholder and the Stockholder Affiliates collectively own or, immediately after giving effect to the proposed Transfer, would own, and have the right to vote securities of such entity representing 20% or more of the outstanding voting power of such entity (based upon votes entitled to be cast in the election of directors) and (iii) no other Person owns and has the right to vote securities of such entity representing a percentage of the outstanding voting power of such entity greater than the voting power of the securities owned by Stockholder and the Stockholder Affiliates collectively.

        "Person" means any human being, corporation, partnership (general or limited), limited liability company, association, joint venture, trust, estate, governmental authority or other entity or organization.

        "Stockholder" has the meaning set forth in the preamble to this Agreement.

        "Stockholder Affiliate" means any of Affiliate of Stockholder, any member of Stockholder's Immediate Family or any Affiliate thereof, or any trust Controlled by Stockholder and established primarily for the benefit of Stockholder or any member of his Immediate Family; provided, however, that the Company will be deemed not to be a Stockholder Affiliate.

        "Stockholder Shares" means all of the shares of Company Series B Common Stock owned by Stockholder or any Stockholder Affiliate as of any date of determination, whether acquired in connection with the Distribution, upon exercise of Company Series B Options or otherwise.

        "Transfer" means any sale, assignment, transfer, pledge, hypothecation, grant of security interest, or other disposition, direct or indirect (including by merger or sale of stock of a holding company or otherwise), and whether voluntary or by operation of law; provided, that (x) the conversion of any shares of Company Series B Common Stock into shares of Company Series A Common Stock or any exchange of shares of Company Series B Common Stock for shares of Company Series A Common Stock in a transaction with the Company or any Controlled Affiliate of the Company, will not constitute a Transfer of shares of Company Series B Common Stock and (y) the election by Stockholder or any Stockholder Affiliate in accordance with the terms of an instrument evidencing any Company Series B Options to receive shares of Company Series A Common Stock upon exercise of any Company Series B Option will not constitute a Transfer of the shares of Company Series B Common Stock that could have been received upon such exercise.

        2.     Restrictions on Transfers of Stockholder Shares; Permitted Transfers.

          (a)   Stockholder will not, and will not permit any Stockholder Affiliate to, Transfer any Stockholder Shares, or enter into any agreement with any Person to Transfer Stockholder Shares, except for the following Transfers, which shall be permitted subject to compliance with the provisions of this Agreement:

            (i)    any Transfer to a Stockholder Affiliate;

            (ii)   any Transfer to (x) trusts, foundations, limited and general partnerships, limited liability companies and other entities in connection with good faith estate planning and similar wealth management programs and arrangements, or (y) foundations, charitable organizations and similar entities in connection with charitable giving;

            (iii)  any Transfer of Stockholder Shares to the Company in connection with the exercise by Stockholder of Company Series B Options or in connection with any "cash-less" type exercise;

            (iv)  any Transfer to a Permitted Stockholder Transferee so long as neither Stockholder nor any Stockholder Affiliate is, at the time of such Transfer of Stockholder Shares, a party to any agreement, arrangement or understanding with any Person (other than Stockholder or a Stockholder Affiliate) pursuant to which Stockholder or such Stockholder Affiliate is to Transfer a number of shares of such Permitted Stockholder Transferee such that, after giving effect to such Transfer, Stockholder and the Stockholder Affiliates collectively would cease to own and have the power to vote shares of such Permitted Stockholder Transferee representing 20% or more of the outstanding voting power of such Permitted Stockholder Transferee;

            (v)   any Transfer constituting a pledge of or grant of a security interest in Stockholder Shares in connection with a bona fide financing or Hedge with a commercial bank or other financial institution in which Stockholder or a Stockholder Affiliate is the borrower or counter-party, so long as (x) Stockholder or any Stockholder Affiliate retains the right to vote such Stockholder Shares at all times prior to a default or, in the case of a Hedge, delivery of the underlying shares, and (y) any pledgee, secured party or counter-party in such transaction agrees, for the benefit of the Company. that, in the event of a default, foreclosure or other acquisition of Stockholder Shares by such pledgee, secured party or counter-party, such pledgee, secured party or counter-party will convert all Stockholder Shares into shares of Company Series A Common Stock in connection with any subsequent Transfer by such pledgee, secured party or counter-party to any Person other than Stockholder or a Stockholder Affiliate;

            (vi)  any Transfer pursuant to a divorce proceeding or settlement or the terms of a pre-nuptial agreement to which Stockholder is a party, to a Person who is a party to such proceeding, settlement or agreement; and

            (vii) any Transfer in connection with the consummation of a Company Control Transaction (x) that has been approved by the Company Board or (y) in connection with which the Company Board, or any court of competent jurisdiction, has taken actions that would terminate, neutralize or otherwise render ineffective or inapplicable any shareholder rights plan of the Company or redeem any purchase rights issued thereunder.

          (b)   Any Transfer of Stockholder Shares permitted under this Section 2 (other than any Transfer pursuant to Sections 2(a)(iii) (provided that the shares issuable upon such exercise are subject to this Agreement), (v) (provided that the pledgee, secured party or counter-party has entered into the agreement contemplated thereby) or (vii)) shall be subject to the condition that the proposed transferee of such Stockholder Shares shall, prior to such transferee's acquisition of Stockholder Shares, execute and deliver a written agreement, reasonably acceptable to the Company, pursuant to which such transferee will agree to be bound by the restrictions set forth in this Agreement.

        3.     Representations and Warranties. Each party hereto hereby represents and warrants to the other party as follows (with such representations and warranties surviving the execution, delivery and performance of this Agreement):

          (a)   Such party has the legal right and all requisite power and authority to make and enter into this Agreement and to perform his or its obligations hereunder and comply with the provisions hereof. If such party is the Company, the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against him or it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

          (b)   The execution, delivery and performance of this Agreement by such party, and the compliance by such party with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such party or any of his or its properties or assets, other than any such conflicts, violations, defaults, or other effects which individually or in the aggregate do not and will not prevent, restrict or impede such party's performance of his or its obligations under and compliance with the provisions of this Agreement. If such party is the Company, the execution, delivery and performance of and compliance with this Agreement by it do not and will not contravene its charter, by-laws or other organizational document; and

          (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other person is required by such party in connection with the execution, delivery or performance of this Agreement by such party, other than as may be required under applicable Federal and state securities laws.

        4.     Effective Date; Termination.

          (a)   This Agreement may not be revoked by any party prior to its effectiveness and shall become effective automatically without any further action by the parties as of the Distribution Date and shall continue in full force and effect until the earliest of (i) the termination of this Agreement pursuant to a writing signed by the parties hereto; (ii) 5 p.m. Mountain Standard Time on the eighteen month anniversary of the date hereof; (iii) the death of Stockholder; and (iv) upon the consummation of a Company Control Transaction.

          (b)   Notwithstanding the foregoing, in the event the Distribution Date has not occurred prior to the [    ] day following the date hereof, this Agreement will automatically terminate and be deemed void ab initio and will not be of any further force or effect. Upon the termination or expiration of this Agreement as provided herein, all of the covenants and agreements set forth in this Agreement applicable to any party shall terminate and be of no further force and effect.

        5.     Miscellaneous.

          (a)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflicts of laws to the extent that such principles or rules would require or permit the application of the law of another jurisdiction.

          (b)   Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware or, in the federal courts located in the State of Delaware. Each of the parties hereto consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address specified in Section 5(h) shall be deemed effective service of process on such party.

          (c)   WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

          (d)   Specific Performance. Stockholder acknowledges and agrees that (i) the obligations and agreements of Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) the Company is and will be relying on such covenants and agreements, and (iii) a violation of any of the obligations or agreements of Stockholder in this Agreement will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Stockholder agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Stockholder from committing any violation of its covenants, obligations or agreements set forth herein. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.

          (e)   Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

          (f)    Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          (g)   Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          (h)   Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

            (i)    if to DHC to:

        Discovery Holding Company
        12300 Liberty Boulevard
        Englewood, CO 80112
        Attn: Charles Y. Tanabe, Esq.
        Fax: (720) 875-5382

        with copies to:

        Frederick H. McGrath
        Baker Botts L.L.P.
        30 Rockefeller Plaza
        New York, New York 10112
        Fax: (212) 259-2530

            (ii)   if to Stockholder to:

        John C. Malone
        12300 Liberty Boulevard
        Englewood, CO 80112
        Fax: (720) 875-5394

          (i)    Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

          (j)    Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          (k)   Integration. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof.

          (l)    Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          (m)  Further Assurances. From time to time at the request of the Company, and without further consideration, Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and shall take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.

          (n)   Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DISCOVERY HOLDING COMPANY
By:	Name: Title:
JOHN C. MALONE

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AGREEMENT